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                                                                   EXHIBIT 10.18



                    Description of Stock Option Grant by the
                   Company to certain non-employee directors

         On January 22, 2001, the Company granted to each of Messrs. Bigelow, Forte, Tullis and Gardner a stock option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $5.00 per share. The options vest 50% on January 22, 2002; 25% on January 22, 2003; and 25% on January 22, 2004.
No written option agreements associated with the grants of these options have yet been entered into by the Company.